EXHIBIT 4.114


                        BYERS/LOVELAND PROPERTY - ONTARIO

This Agreement is dated for reference the 18th day of May, 2006.

BETWEEN:
                  LARRY GERVAIS    ("GERVAIS")          (AS TO 98.9%)
                  Box 43
                  Timmins, Ontario   P4N 7C5
                  Tel:   705.266.0184
AND:

                  JOHNNY GULL    ("GULL')               (AS TO 1.1%)
                  Box 1145
                  Shumacher, Ontario   P0N 1G0
                  Tel:  705.266.0184
                                                  COLLECTIVELY OF THE FIRST PART

                  (Gull and Gervais hereinafter collectively referred to as the "Optionor") AND:
                  AMADOR GOLD CORP.
                  711 - 675 West Hastings Street
                  Vancouver, British Columbia  V6B 1N2

                  (the above hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WHEREAS the Optionor is the recorded and beneficial owner of certain mining claims situated in Byers, Thorburn and Loveland Townships, Ontario more particularly described in Schedule "A" attached hereto (the "Property");

AND WHEREAS the Optionor desires to grant and the Optionee is desirous of obtaining an option to acquire a 100% undivided interest in and to the Property upon terms and subject to the conditions herein contained.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.       OPTION ONLY

This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If the Option is terminated before the Option is exercised, the Optionee shall not be bound thereafter in debt, damages or otherwise under this Agreement, except in respect of obligations arising prior to such termination or otherwise provided for in this Agreement, and all payments theretofore paid by the Optionee shall be retained by the Optionor for its own use absolutely.

2.       TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 1, shall:

         (a) pay to the Optionor a further $25,000 within 10 days of regulatory approval;

         (b) pay to the Optionor a further $25,000 on or before the date which is 6 months from the date of regulatory approval;

         (c) pay to the Optionor a further $25,000 on or before the date which is 12 months from the date of regulatory approval;

         (d) pay to the Optionor a further $25,000 on or before the date which is 18 months from the date of regulatory approval;

         (e) pay to the Optionor a further $25,000 on or before the date which is 24 months from the date of regulatory approval;

         (f) pay to the Optionor a further $25,000 on or before the date which is 30 months from the date of regulatory approval;

         (g) pay to the Optionor a further $25,000 on or before the date which is 36 months from the date of regulatory approval;

         (h) pay to the Optionor a further $25,000 on or before the date which is 42 months from the date of regulatory approval;

         (i) pay to the Optionor a further $25,000 on or before the date which is 48 months from the date of regulatory approval;

         (j) pay to the Optionor a further $25,000 on or before the date which is 54 months from the date of regulatory approval;

         (k) pay to the Optionor a further $50,000 on or before the date which is 60 months from the date of regulatory approval;

         (l) issue to the Optionor 100,000 common shares upon receipt of regulatory approval;

         (m) issue to the Optionor a further 100,000 common shares on or before the date which is 12 months from the date of regulatory approval;

         (n) issue to the Optionor a further 100,000 common shares on or before the date which is 24 months from the date of regulatory approval;

         (o) issue to the Optionor a further 100,000 common shares on or before the date which is 36 months from the date of regulatory approval;

         (p) issue to the Optionor a further 100,000 common shares on or before the date which is 48 months from the date of regulatory approval;

         (q) issue to the Optionor a further 100,000 common shares on or before the date which is 60 months from the date of regulatory approval;

         (r) incur a minimum of $25,000 in exploration expenses on the Property on or before the date which is 12 months from the date of regulatory approval;

         (s) incur at least an aggregate of $50,000 in exploration expenses on the Property on or before the date which is 24 months from the date of regulatory approval;

         (t) incur at least an aggregate of $75,000 in exploration expenses on the Property on or before the date which is 36 months from the date of regulatory approval;

         (u) incur at least an aggregate of $100,000 in exploration expenses on the Property on or before the date which is 48 months from the date of regulatory approval; and

         (v) incur at least an aggregate of $150,000 in exploration expenses on the Property on or before the date which is 60 months from the date of regulatory approval.

For the purposes of this Agreement, "exploration expenses" means all costs, expenses and charges of whatsoever kind or nature incurred by the Optionee in connection with the exploration, development and maintenance of the Property, determined in accordance with Canadian generally accepted accounting practices.

3.       EXERCISE OF THE OPTION

If the Optionee has paid $300,000 to the Optionor, issued 600,000 common shares to the Optionor and incurred at least an aggregate of $150,000 in exploration expenses on the Property, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject to the Royalty Interest.

4.       ROYALTY INTEREST

The Optionor shall be entitled to receive and the Optionee shall pay to the Optionor a royalty equal to 3% of the net smelter returns (the "Royalty Interest") calculated and payable from the Property in accordance with the provisions of Schedule "B" attached hereto.

The Optionee may at any time purchase the first one-third of the Royalty Interest from the Optionor for $1,000,000 and may at any time purchase another one-third of the Royalty Interest from the Optionor for $1,000,000, thereby leaving the Optionor with a 1% Royalty Interest.

The Optionee shall issue to Gervais 100,000 common shares of the Optionee after the completion of a positive feasibility study.

The Optionee agrees to pay to Gervais Advance Royalty payments in the amount of $12,500 commencing on the date which is 66 months from the date of regulatory approval and payable every six months thereafter.

Such Advance Royalty payments will continue until such time as the Optionee has commenced commercial production on the Property, at which time the Advance Royalty payments will cease. Any Advance Royalty payments shall be deducted from any Royalty Interest payments contemplated by this section should commercial production commence. If the Optionee exercises its Option and subsequently allows the claims comprising the Property to lapse, the Optionee will be under no further obligation to make any Advance Royalty Interest payments.

5.       OPERATOR

The Optionee shall be the operator for purposes of developing and executing exploration programs.

6.       RIGHT OF ENTRY

During the currency of the Option the Optionee and its employees, agents and any person duly authorized by the Optionee shall have the sole and exclusive right, so long as it is operator, to:

         (a)      enter in, under and upon the Property;

         (b) have exclusive and quiet possession thereof subject to the rights of the Optionor hereunder;

         (c) do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider advisable;

         (d) bring upon and erect upon the Property such mining facilities as the Optionee may consider advisable; and

         (e) remove from the Property and dispose of reasonable quantities of ores, minerals and metals for the purposes of sampling, obtaining assays or making other tests.

7.                NOTICE OF DEFAULT AND TERMINATION BY OPTIONOR

If the Optionee should be in default in making any payments or performing any other of its obligations hereunder, the Optionor may give written notice to the Optionee specifying the default. The Optionee shall not lose any rights granted under this Agreement so long as, within thirty (30) days after the giving of such notice of default by the Optionor, the Optionee shall cure the specified default. If the Optionee fails to cure the default within the thirty (30) day period, the Optionor shall be entitled thereafter to terminate this Agreement by giving written notice of termination to the Optionee. Upon termination of this Agreement by the Optionor the provisions of paragraph 13 shall apply.

8.       NO PRODUCTION OBLIGATION

The Optionee shall be under no obligation whatsoever to place the Property into production.

9.       EXCLUSION OF PROPERTY

The Optionee shall have the right at any time and from time to time to elect to exclude from this Agreement any portion of the Property by not less than 30 days prior written notice to the Optionor of this election; provided that any portion of the Property so excluded shall be in good standing for a period of a minimum of six months free and clear of all liens, charges and encumbrances, and provided further that the Optionee, if requested by the Optionor in writing, shall deliver to the Optionor recorded transfers of any mineral claims and other property interests which are included in the portion of the Property so excluded in favour of the Optionor.

10.      COVENANTS OF THE OPTIONEE

During the currency of this Agreement, the Optionee shall:

         (a) ensure the Property is in good standing by ensuring all the filing of assessment work conducted on the Property is completed or by making payments in lieu thereof, and by doing all other acts and things and making all other payments which may be necessary in that regard;

         (b) make available to the Optionor and its representatives all records and files relating to the Property in its possession and permit the Optionor and its representatives to take abstracts therefrom and make copies thereof;

         (c) permit the Optionor, or its representative, duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times and to all records prepared by the Optionee in connection with work done or with respect to the Property;

         (d) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionor hereunder; and

         (e) ensure all work on or with respect to the Property is done in a careful and workmanlike manner and in compliance with the applicable laws of the jurisdiction in which the Property is located.

11.               COVENANTS OF THE OPTIONOR

During the currency of this Agreement, the Optionor covenants and agrees with the Optionee to:

         (a) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder;

         (b)      perform sufficient work on the Property to maintain it in good
                  standing  for  each  year  this  Agreement   remains  in  good
                  standing;

         (c) make available to the Optionee and its representatives all records and files relating to the Property in its possession and permit the Optionee and its representatives to take abstracts therefrom and make copies thereof;

         (d)      co-operate   with  the   Optionee  in   obtaining   any  water
                  appropriation license, and any surface and other rights on or related to the Property, the Optionee deems desirable;

         (e) promptly provide the Optionee with any and all notices and correspondence from government agencies in respect of the Property; and

         (f) promptly make all necessary filings on the Property either as determined by the Optionor or as directed by the Optionee.

12.      REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

The Optionor hereby represents and warrants to the Optionee that:

         (a) the Optionor is the legal and beneficial owner of the Property;

         (b) the Property consists of those mineral claims more particularly described in Schedule "A" attached hereto, and that such claims were located and recorded in accordance with the applicable laws of Ontario and are valid and subsisting as of the date of execution and delivery of this Agreement;

         (c) the Property is in good standing, free and clear of all liens, charges and encumbrances;

         (d)      file all work done on the Property  with the Ontario  Ministry
                  of  Development  of  Mines  in  accordance   with   applicable
                  legislation;

         (e) there are no pending or threatened actions, suits, claims or proceedings regarding the Property; and

         (f) the Optionor has the exclusive right and authority to enter into this Agreement and to dispose of the Property in accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same.

The representations and warranties of the Optionor herein before set out, form a part of this Agreement and are conditions upon which the Optionee has relied on in entering into this Agreement and shall survive the exercise of the Option by the Optionee. The Optionor shall indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement. The Optionor acknowledges and agrees that the

Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee or its officers, directors or professional advisors shall limit or extinguish the right to indemnity hereunder.

13.      TERMINATION PRIOR TO ACQUISITION OF INTEREST

If the Option is terminated, or if this Agreement is terminated prior to the exercise of the Option by the Optionee, the Optionee shall return to the Optionor forthwith exclusive and quiet possession of the Property, in good standing for a period of a minimum of one year free and clear of all liens, charges and encumbrances.

14.      ADDITIONAL TERMINATION

In addition to any other termination provisions contained in this Agreement, the Optionee shall at any time have the right to terminate its rights and future obligations under this Agreement by giving notice in writing of such termination to the Optionor, and in the event of such termination, the Optionee shall not earn any interest in the Property, and this Agreement, save and except for the provisions of paragraphs 13 hereof, shall be of no further force and effect.

15.      FORCE MAJEURE

If the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. The Optionee, insofar as is possible, shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to subsist.

16.      NOTICE

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in Canada, (save and except during the period of any interruption in the normal postal service within Canada) or sent by facsimile transfer to either party at the addresses first set out above and any notice given as aforesaid shall be deemed to have been given, if delivered or sent by facsimile transfer, when delivered or faxed, or if by mail, on the third business day after the date sent by mail . Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

17.      FURTHER ASSURANCES

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts necessary to implement and carry into effect the provisions and intent of this Agreement.

18.      TIME OF ESSENCE

Time shall be of the essence of this Agreement.

19.      TITLES

The titles to the respective paragraphs hereof shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

20.      SCHEDULES

The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were contained in the body hereof.

21.      VOID OR INVALID PROVISION

If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

22.      SUCCESSORS AND ASSIGNS

This  Agreement  shall enure to the  benefit of and be binding  upon the parties
hereto  and  their  respective   successors,   assigns,   heirs,   executors  or
administrators as the case may be.

23.      APPROVALS

The Optionee and the Optionor hereby acknowledge that this Agreement shall be subject to all necessary regulatory approvals.

24.      ARBITRATION

If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under or in connection with the subject matter of this Agreement, or in relation to the construction hereof, the same shall be determined by the award of a single arbitrator under the Commercial Arbitration Act of the Province of Ontario, and the decision of the arbitrator shall in all respects be conclusive and binding upon all the parties.

25.      AFTER-ACQUIRED PROPERTY

The area which is included within five kilometres of the outer most boundary of the Property shall be deemed to be an area of interest ("Area of Interest"). During the term of this Agreement any mineral claim staked by or on behalf of the Optionee within the Area of Interest shall be deemed to have been acquired on behalf of and for the benefit of the parties pursuant to the terms of this Agreement. This Agreement shall not extend beyond the Area of Interest and shall not affect mineral properties which the parties now hold or hereafter stake or acquire adjacent to the Area of Interest.

26.      ASSIGNMENT

This Agreement and any agreement contemplated hereby may not be assigned by the Optionee without the written consent of the Optionor, such consent not to be unreasonably withheld.

27.      GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

28.      PRIOR AGREEMENTS

This Agreement contains the entire agreement between the parties in respect of the Property and supersedes all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

29.      EXECUTION IN COUNTERPARTS AND DELIVERY

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document and may be delivered by facsimile or other means of electronic communication producing a printed copy.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

SIGNED, SEALED and DELIVERED by             )
LARRY GERVAIS in the presence of:           )
BY:  /S/ GLEN SHALTON                       )        BY:  /S/ LARRY GERVAIS
------------------------------------                 ---------------------------
Name                                        )        LARRY GERVAIS
439 LOUISE AVE., TIMMINS, ON                )
------------------------------------
Address                                     )
VALUATION REVEEN SPECIALIST                 )
------------------------------------
Occupation                                  )

SIGNED, SEALED and DELIVERED by             )
JOHNNY GULL in the presence of:             )
                                            )        ---------------------------
Name                                        )        JOHNNY GULL
                                            )
Address                                     )
                                            )
------------------------------------
Occupation                                  )

The COMMON SEAL of                          )
AMADOR GOLD CORP.                           )
was hereunto affixed in the presence of:    )
                                            )
BY:  /S/ RICHARD W. HUGHES                  )
------------------------------------
Authorized Signatory                        )

                                  SCHEDULE "A"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 18TH DAY OF MAY, 2006 BETWEEN LARRY GERVAIS, JOHNNY GULL AND AMADOR GOLD CORP.
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                                    PROPERTY

The Property consists of he following claim numbers, township, number of units and due date for the Property:

CLAIM NUMBER           TOWNSHIP         NUMBER OF UNITS            DUE DATE
------------           --------         ---------------            --------
   4207656             Thorburn                14             December 19, 2007
   3006969             Thorburn                2              November 18, 2006
   3016392             Loveland                16              August 25, 2006
   3016389             Loveland                16             September 2, 2006
   3016395             Loveland                16             September 29, 2006
   3015369             Loveland                3               August 17, 2006
   3005414              Byers                  1                 July 2, 2007
   3005415              Byers                  1                 July 2, 2007
   3005416              Byers                  1                 July 2, 2007
   3012023              Byers                  2                April 7, 2007
   3012024              Byers                  1                April 7, 2007
   4202912              Byers                  3                April 29, 2007
   4209318              Byers                  7                April 18, 2008
   3007079              Byers                  16              October 18, 2006
   4207649              Byers                  9               December 6, 2007
   4207653              Byers                  9               December 6, 2007
   4207657              Byers                  11             December 21, 2007
   4201796              Byers                  8              December 21, 2007
   4207658              Byers                  8              December 21, 2007

                                  SCHEDULE "B"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 18TH DAY OF MAY, 2006 BETWEEN LARRY GERVAIS, JOHNNY GULL AND AMADOR GOLD CORP.
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                               NET SMELTER RETURNS

For the purposes of this Agreement, "Net Smelter Returns" shall be deemed to mean the amount received from a mint, smelter, or other purchaser upon the sale of all metals, bullion, concentrates or ores removed from the Property after deducting the costs of treatment, tolling, smelting, refining and minting of such products and all costs associated therewith such as transporting, insuring, handling, weighing, sampling, assaying and marketing, as well as all penalties, representation charges, referee's fees and expenses, import taxes and export taxes; and the term "smelter" shall mean conventional smelters as well as any other type of production plant used in lieu of a conventional smelter to reduce ores or concentrates.

Net Smelter Returns payable to Gervais shall be paid quarterly within sixty (60) days following the end of each fiscal quarter of the Optionee during which the Property is in commercial production on a best-estimate basis. The records relating to the calculation of royalty payments shall be audited annually at the end of each fiscal year of the Optionee and:

         (a)      any adjustment of payments to Gervais shall be made forthwith;

         (b) a copy of the audited statements shall be delivered to the Optionor;

         (c) Gervais shall have sixty (60) days after receipt of such statements to question their accuracy in writing and failing such objection the statements shall be deemed correct; and

         (d) Gervais or its auditor duly appointed in writing shall have the right at all reasonable times upon written request to inspect such of the books and financial records of the Optionee as may be relevant to the determination of the Net Smelter Returns hereunder, and at their own expense to make copies thereof.

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